UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   July 29, 2003

(Date of Earliest Event Reported)

HUMANA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-5975 (Commission File Number)	61-0647538 (I.R.S. Employer Tax Identification No.)

500 West Main Street
Louisville, KY 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant's telephone number, including area code)

Item 5. Other Events.

       On October 8, 2002, Humana Inc. (the "Company") filed a Registration Statement on Form S-3, File No. 333-100419, and, on March 31, 2003, the Company filed an amendment thereto (collectively, with such amendment, the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $600,000,000 in securities of the Company. On April 1, 2003, the Commission declared the Registration Statement effective.

          On July 30, 2003, the Company filed with the Commission a supplement to the Prospectus, dated July 29, 2003 (the "Prospectus Supplement"), relating to the issuance and sale in an underwritten public offering of $300,000,000 in aggregate principal amount of 6.30% Senior Notes due 2018 of the Company (the "Notes"). In connection with the filing of the Prospectus Supplement with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Financial Statements and Exhibits."

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits.

           The following exhibits are filed with this report on Form 8-K.

Exhibit No.	Description
1.1

Underwriting Agreement dated July 29, 2003 among the Company and J. P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the underwriters, with respect to the issuance and sale by the Company of the Notes.

4.1	Form of Indenture dated as of August 5, 2003 between the Company and The Bank of New York, as Trustee.
4.2	Form of First Supplemental Indenture dated as of August 5, 2003 between the Company and The Bank of New York, as Trustee.
4.3	Form of Senior Debt Security.
12	Statements Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
BY: /s/ Arthur P. Hipwell Arthur P. Hipwell Senior Vice President and General Counsel

Date:    August 4, 2003

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Underwriting Agreement dated July 29, 2003 among the Company and J. P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the underwriters, with respect to the issuance and sale by the Company of the Notes.

4.1	Form of Indenture dated as of August 5, 2003 between the Company and The Bank of New York, as Trustee.
4.2	Form of First Supplemental Indenture dated as of August 5, 2003 between the Company and The Bank of New York, as Trustee.
4.3	Form of Senior Debt Security.
12	Statements Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges.